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                                                                File No.
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                AMENDMENT NO. 1
                                       TO
                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                  e-NET, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                52-1929282
       (State of incorporation                      (I.R.S. employer
           or organization)                       identification no.)

  12800 MIDDLEBROOK ROAD, SUITE 200
         GERMANTOWN, MARYLAND                            20874
   (Address of principal executive                     (Zip code)
               offices)

       Securities to be registered pursuant to Section 12(b) of the Act:

         TITLE OF EACH CLASS                    NAME OF EACH EXCHANGE ON
         TO BE SO REGISTERED              WHICH EACH CLASS IS TO BE REGISTERED

            Not applicable                           Not applicable

          Securities registered pursuant to Section 12(g) of the Act:

                                 TITLE OF CLASS
                          Common Stock, $.01 par value
                                    Warrants

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                                  e-NET, INC.

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
Reference is made to the description of the terms of the Common Stock and Warrants prepared in compliance with Item 202 of Regulation S-K, as set forth beneath the caption "Description of Securities," pages 45-47, included as part of Amendment No. 13 to Form SB-2 Registration Statement, and related Prospectus, Registration No. 333-3860, as filed with the Securities and Exchange Commission, Washington, D.C. 20549, on February 11, 1997, which are incorporated by reference.

ITEM 2.  EXHIBITS.

    Reference is made to the description of the Exhibits prepared in compliance with Item 601 of Regulation S-K, as set forth under the caption "Exhibits," included as part of Amendment No. 13 to Form SB-2 Registration Statement, and related Prospectus, Registration No. 333-3860, as filed with the Securities and Exchange Commission, Washington, D.C. 20549 on February 11, 1997, which are incorporated by reference.

    The description of the Exhibits are as follows:

 1.0     Form of Underwriting Agreement.
 1.1     Agreement Among Underwriters.
 1.2     Selected Dealers Agreement.
 3.0     Certificate of Incorporation, filed January 9, 1995.
 3.1     By-laws, as amended.
 4.0     Specimen Copy of Common Stock Certificate.
 4.1     Form of Warrant Certificate.
 4.2     Form of Representative's Warrant Agreement.
 4.3     Form of Warrant Agreement.
 5.0     Opinion of Thomas T. Prousalis, Jr., Esq. for Registrant.
10.0     Employment Agreement, Robert A. Veschi.
10.1     United States Patent, Notice of Allowance, dated January 23, 1996.
10.2     Assignment of Patent Rights, dated March 22, 1996.
10.3     Sprint Agreement, dated March 1, 1996.
10.4     Financial Advisory Agreement.
10.5     Merger and Acquisition Agreement.
11.0     Computation of Per Share Loss.
24.0 Consent of Thomas T. Prousalis, Jr., Esq. is contained on page II-7 of the Registration Statement.
24.1 Consent of Grant Thornton LLP is contained on page II-8 of the Registration Statement.
25.0 Power of Attorney appointing Robert A. Veschi is contained on page II-6 of the Registration Statement.

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                                   SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                          e-NET, INC.

Date: February 11, 1997                   By: ROBERT A. VESCHI
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                                             Robert A. Veschi
                                             President

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